UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006.

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 3, 2006, NetBank, Inc. (the “Company”) and Douglas K. Freeman, Chairman of the Board of Directors of the Company (the “Board”) and Chief Executive Officer (“CEO”) of the Company, entered into a separation agreement and general release (the “Agreement” or the “Separation Agreement”) whereby Mr. Freeman resigned, effective on the close of business on October 5, 2006 (the “Separation Date”), as Chief Executive Officer (“CEO”).  Mr. Freeman has also resigned, effective on the Separation Date, from his serving as Chairman of the Board and a director of the Company.  The separation agreement, by its terms, terminates Mr. Freeman’s employment agreement with the Company (including his employment agreement dated November 18, 2001 but effective as of March 31, 2002, as amended as of April 1, 2002 and April 30, 2004 (collectively, the “Employment Agreement”)).  In addition, the Separation Agreement supersedes any and all agreements and arrangements set forth in the Employment Agreement with respect to compensation and benefits payable to Mr. Freeman on termination and the Company’s obligations with respect thereto.  The Separation Agreement was approved  by the Board on October 2, 2006, upon the recommendation of the Compensation Committee of the Board.

Pursuant to the Agreement, the Company shall make a lump sum payment to Mr. Freeman equal to $2,900,000 plus any unpaid base salary due and owing as of the Separation Date.  In addition, the Company shall provide Mr. Freeman with continued participation in the medical, dental and vision insurance coverage plans of the Company in which he is participating on the Separation Date until the earlier of (i) the termination by the Company of such insurance coverage plans that permit participation by former employees, (ii) the end of the 36-month period following the Separation Date and (iii) the date he receives comparable coverage and benefits from any subsequent employer.  Pursuant to the Agreement, all unvested stock options granted, and all unvested and outstanding restricted stock awarded, to Mr. Freeman by the Company shall immediately vest upon the Separation Date.  In addition, all outstanding stock options not exercised by Mr. Freeman within 90 days from the Separation Date shall expire at the end of such 90 day period. Mr. Freeman is not entitled to receive shares of common stock of the Company payable to him under the Company’s 2004 and 2006 Mid-Term Incentive Plans.

Also, pursuant to the Agreement, Mr. Freeman provided the Company and its subsidiaries and affiliates with a general liability release and indemnification, and he agreed to certain restrictive covenants, including confidentiality, non-competition and non-solicitation.  For a period of two years after the Separation Date, Mr. Freeman agrees to not, within the United States of America (without the prior written consent of the Company):  (i) accept an engagement that involves performing employment or consultation with a competitive enterprise (as defined in the Agreement), (ii) solicit any customer (as defined in the Agreement) to transact business with a competitive enterprise or refrain from doing business with the Company, (iii) transact business with any customer that would cause Mr. Freeman to be a competitive enterprise, (iv) interfere with any relationship between the Company and a customer or (v) solicit anyone who is an employee of the Company to resign from the Company.

The amount of severance payments Mr. Freeman is entitled to receive under the Separation Agreement is less than he would have been entitled to receive upon termination under the Employment Agreement which was terminated by the Separation Agreement.

The above brief description of the material terms of the Separation Agreement is subject to the full term and conditions of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

As discussed above in Item 1.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference, the Company and Douglas K. Freeman, Chairman of the Board and CEO, entered into a Separation Agreement on October 3, 2006, that, by its terms, terminated Mr. Freeman’s Employment Agreement.  In addition, the Separation Agreement supersedes any and all agreements and arrangements set forth in the Employment Agreement with respect to compensation and benefits payable to Mr. Freeman on termination and the Company’s obligations with respect thereto.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On October 3, 2006, NetBank, Inc. (the “Company”), acting through its Board of Directors (the “Board”), and Douglas K. Freeman, Chairman of the Board and Chief Executive Officer (“CEO”) of the Company, entered into an agreement whereby Mr. Freeman resigned, effective on the close of business on October 5, 2006, as CEO, Chairman of the Board and a director of the Company.  Mr. Freeman’s resignation was not due to any disagreement with the Company.  His service as a member of the Executive Committee of the Board will also terminate on October 5, 2006.  Item 1.01 of this Current Report on Form 8-K contains a description of the material terms of the separation agreement and general release between Mr. Freeman and the Company which was entered into in connection with his resignation.  The separation agreement, as disclosed in Item 1.02 of this Current Report on Form 8-K, terminated Mr. Freeman’s employment agreement with the Company.

(c) and (d)  On October 2, 2006, the Board selected Steven F. Herbert, currently the Chief Finance Executive of the Company, to become CEO of the Company, effective on October 5, 2006 concurrently with the effectiveness of Mr. Freeman’s resignation discussed above.  Mr. Herbert, 50, has served as Chief Finance Executive of the Company since April 5, 2002, and of Resource Bancshares Mortgage Group, Inc. (“Resource Bancshares”), which was acquired by the Company in 2002, from 1995 through March 31, 2002.  The Company expects to enter into a new employment agreement with Mr. Herbert in connection with his promotion to the position of CEO, but the terms of that agreement have not yet been determined.  The Company plans to file an amendment to this Current Report on Form 8-K under Item 5.02 containing such terms within four business days after they are determined.

Information with respect to Mr. Herbert’s current terms of employment, including the employment agreement entered into in connection with his service as the Company’s Chief

Finance Executive, is set forth in the Company’s Proxy Statement dated March 30, 2006, under “Compensation of Executive Officers—Employment Agreements—Other Executive Officers’ Employment Agreements,” and is incorporated herein by reference.

In addition, to fill the vacancy on the Board created by the resignation of Mr. Freeman, the Board elected Mr. Herbert as a Class II director for the duration of Mr. Freeman’s unexpired term, which expires in 2008, and appointed Mr. Herbert as a member of  the Executive Committee of the Board.  Notwithstanding that Mr. Herbert’s term expires in 2008, the Company will, in accordance with its Corporate Governance Guidelines, seek shareholder ratification of Mr. Herbert’s election to the Board at the Company’s next annual meeting of shareholders.  There was no arrangement or understanding between Mr. Herbert and any other persons pursuant to which Mr. Herbert was selected as CEO or a member of the Board.  There is no family relationship between Mr. Herbert and any of the executive officers or directors of the Company.

On October 2, 2006, the Board also selected James P. Gross, currently the Controller of the Company, to become the Chief Finance Executive of the Company, effective on October 5, 2006 concurrently with Mr. Herbert’s promotion discussed above.  As Chief Finance Executive, Mr. Gross will serve as principal financial officer and principal accounting officer of the Company.  There was no arrangement or understanding between Mr. Gross and any other persons pursuant to which Mr. Gross  was selected as Chief Finance Executive.  There is no family relationship between Mr. Gross and any of the executive officers or directors of the Company.

Mr. Gross, 57, has served as the Controller of the Company since January 2004. From 2002 to 2004, he served as the Company’s Director of Financial Planning and Reporting. He served in this same capacity at Resource Bancshares from 2000 through 2002.  The Company expects to enter into a new employment agreement with Mr. Gross in connection with his promotion to the position of Chief Finance Executive, but the terms of that agreement have not yet been determined.  The Company plans to file an amendment to this Current Report on Form 8-K under Item 5.02 containing such terms within four business days after they are determined.  Currently, Mr. Gross is an at-will employee of the Company, has no formal employment agreement and serves at the pleasure of the Board.  His current annual base salary is $198,725, and he is a party to a change of control agreement with the Company.  A brief description of the change in control agreement appears below and is subject to the full terms and conditions of such agreement, dated April 1, 2003 and amended on March 1, 2004, March 1, 2005 and March 1, 2006 (collectively, the “Change in Control Agreement”), a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Under the Change in Control Agreement, if, during the one-year period after a change of control (as defined in the Change in Control Agreement), the Company terminates Mr. Gross’ employment without cause (as defined), he terminates his employment for good reason (as defined) or his employment terminates due to his death or disability, the Company shall pay him a lump sum amount equal to the sum of his annual base salary in effect immediately prior to termination plus the highest annual incentive bonus paid or payable to him for any of the two fiscal years prior to the fiscal year of termination.  In addition, for a period of twelve months following termination of his employment, the Company shall continue to provide to Mr. Gross, or pay him an amount equal to the cost of providing, the employee benefits he otherwise would have been entitled to receive from the Company if he was not terminated.  If, during the one-year period after a change of control, the Company terminates Mr. Gross’ employment for cause or he terminates his employment without good reason, the Company must pay him an amount equal to the sum of his annual base salary through the date of termination plus any compensation he previously deferred.

The Company’s press release dated October 3, 2006 announcing the resignation of Mr. Freeman and the appointments of Messrs. Herbert and Gross as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01  Other Events

On October 2, 2006, the Board, upon the recommendation of the Corporate Governance Committee, took the following actions, each to be effective on October 5, 2006 concurrently with the effectiveness of Mr. Freeman’s resignation discussed above in this Current Report on Form 8-K:

•                  The Board elected Thomas H. Muller, Jr., a director of the Company since 1997, to serve as non-executive Chairman of the Board and as Chairman of the Executive Committee of the Board.  Mr. Muller will continue to serve as Chairman of the Audit Committee of the Board.

•                  The Board elected David W. Johnson, Jr., a director of the Company since 2002, to serve as non-executive Vice Chairman of the Board.  Mr. Johnson will continue to serve as a member of the Audit Committee of the Board.

The Company’s press release dated October 3, 2006 announcing the resignation of Mr. Freeman and the elections of Messrs. Muller and Johnson as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Separation Agreement and General Release, dated October 3, 2006, by and between Douglas K. Freeman and NetBank, Inc.

10.2

Change in Control Agreement, dated April 1, 2003, by and between James P. Gross and NetBank, Inc., as amended by a First Amendment to Change in Control Agreement, dated March 1, 2004, a Second Amendment Change in Control Agreement, dated March 1, 2005 and a Third Amendment Change in Control Agreement, dated March 1, 2006

99.1	Press Release, dated October 3, 2006, announcing change in executive leadership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: October 3, 2006	By:	/s/ Charles E. Mapson
Charles E. Mapson Chief Legal Executive